November 1, 2022 Conduent Q3 2022 Earnings Results

2 Forward-Looking Statements This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "if,” “growing,” “projected,” “potential,” “likely,” "further," "going forward," "on the horizon,"and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our long-term game plan; our belief that our team of talented associates and technology-led solutions strongly position us as the partner that can help our clients through these uncertain times; our continued focus on incremental improvement in our sales, operations, technology performance and capabilities to drive sustained success; our projected financial performance for the full year 2022, including all statements made under the sections captioned “FY 2022 Outlook” and "Segment Revenue Trend"within this presentation. In addition, all statements regarding anticipated effects of the novel coronavirus, or COVID-19, pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this presentation, any exhibits to this presentation and other public statements we make. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the significant continuing effects of the ongoing COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; risk and impact of geopolitical events (such as the war in the Ukraine), natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to receive dividends or other payments from our subsidiaries; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; changes in government regulation and economic, strategic, political and social conditions; volatility of our stock price; and the risk of litigation following a decline in the price of our stock; economic factors such as inflation, the level of economic activity and labor market conditions, as well as rising interest rates; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10- K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as because of new information, subsequent events or otherwise. Cautionary Statements

3 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section in this document for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures. Cautionary Statements

4 Q3 2022 Highlights Q3 Results / Metrics • Adj.Revenue(1): $977M • Adj. EBITDA(1) / Adj. EBITDA Margin(1): $105M / 10.7% • New business signings ACV(2): $191M • Net ARR Activity Impact (TTM)(2,3): $70M Q3 Highlights • Strong sales quarter with expanded pipeline • ISG named Conduent a leader in Customer Experience in all four quadrants across Digital Operations, AI & Analytics, Work From Home and Social Media. • Newsweek named Conduent to its list of America's 100 Most Loved Workplaces 2022. (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue and Adjusted EBITDA/Margin. (2) Full definition in the Appendix. (3) Trailing Twelve Months.

Key Sales Metrics

New Business ACV[1]



$300M
$200M
$100M
$—M
$150M
$5M
$145M
$191M
$6M
$185M
Q3'21
Q3'22
ACV
PSNAP

New Business ARR[1]



$100M
$50M
$0M
$86M
$89M
Q3
2021
2022

New Business TCV[1]



$500M
$250M
$—M
$339M
$5M
$334M
$348M
$6M
$342M
Q3' 21
Q3' 22
TCV
PSNAP

Net ARR Activity (TTM)[1,2]



$150
$100
$50
$—
$132
$128
$102
$104
$70
Q3' 21
Q4' 21
Q1' 22
Q2' 22
Q3' 22

Q3 New Business ACV[1] by Segment



$32M
$45M
$114M
Commercial
Government
Transportation

(1) Full definition in the Appendix.
(2) Trailing Twelve Months.

5

6 Key Sales Metrics Trends TCV Signings (incl. ARR(1) + NRR(1)) 276 1,461 936 302 658 339 293 464 396 348 Renewal NB Q3' 21 Q4' 21 Q1' 22 Q2' 22 Q3' 22 $0M $1,000M $2,000M New Business (ARR(1) + NRR(1) Breakdown) 86 108 107 100 89 63 57 61 79 101 5 — 1 3 6 NB ARR NB NRR NB NRR (PSNAP) Q3' 21 Q4' 21 Q1' 22 Q2' 22 Q3' 22 $0M $150M $300M New Business ARR Avg. Contract Length 150 159 167 180 191 145 159 166 177 185 5 0 1 3 6 ACV PSNAP Q3' 21 Q4' 21 Q1' 22 Q2' 22 Q3' 22 $0M $150M $300M New Business ACV(1) Signings 3.2yrs 2.2yrs 3.8yrs 3.1yrs 2.7yrs Q3' 21 Q4' 21 Q1' 22 Q2' 22 Q3' 22 —yrs 2.0yrs 4.0yrs (1) Full definition in the Appendix.

7 Q3 2022 P&L Metrics $1,019M $977M Q3 '21 Q3 '22 $—M $500M $1,000M $1,500M (4.1)% Y/Y (2.7)% in CC Adj. Revenue (1) $119M / 11.7% $105M / 10.7% Q3 '21 Q3 '22 $0M $50M $100M $150M Adj. EBITDA(1) / Margin (11.8)% Y/Y • Adj. Revenue(1): Decline driven by lower non- recurring stimulus payments volume and unfavorable exchange rate movement, partially offset by net new business ramp and a $15M revenue benefit from a large client contract. Excluding Government stimulus payments of $68M, adjusted revenue was up ~2.8%. • Adj. EBITDA(1): Decline driven by the impact of lower Government stimulus and lost business, partially offset by a $15M revenue benefit from a large client contract and interest rate increases. • Adj. EBITDA Margin(1): 10.7%, down (100) bps Y/Y (0.4)% (0.5)% (5.0)% (8.0)% (4.1)% Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Adj. Revenue (1) Trend (Y/Y Compare) (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue and Adjusted EBITDA/margin.

8 $68M $88M $25M $(76)M $105M Commercial Government Services Transportation Unallocated Costs Adjusted EBITDA Q3 2022 P&L by Segment (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue and Adjusted EBITDA/margin. Commercial, $504M Government Services, $291M Transportation, $182M 1.1% Y/Y (15.9)% Y/Y 2.2% Y/Y 13.6% Y/Y (33.8)% Y/Y 70.0% Y/Y • Commercial: Increase primarily driven by net new business and a $15M benefit from a large client contract, partially offset by lower volumes and unfavorable exchange rate movement. • Government: Decline driven by non-recurring Stimulus payments volume (approx. $68M). • Transportation: Slight increase primarily driven by new business ramp partially offset by unfavorable exchange rate movement. • Commercial: Increase driven by cost reductions from progress in our efficiency initiatives, higher interest rates and a $15M benefit from a large client contract; margin 13.5% up 540 bps Y/Y. • Government: Reduction driven by loss of high margin non-recurring Stimulus payments volume; margin 30.2% down (820) bps Y/Y. • Transportation: Increase mainly driven by progress in our efficiency initiatives; margin 13.7% up 150 bps Y/Y. Adj. Revenue (1) Adj. EBITDA(1) Contributions (11.8)% Y/Y 1.3% Y/Y

9 Q3 2022 Cash Flow and Balance Sheet Q3 2022 Cash(2) Balance Changes Balance Sheet For the complete set of footnotes associated with this slide, please refer to the last page of the Appendix. ($ in millions) 12/31/2021 9/30/2022 Total Cash(2) $420 $587 Total Debt(4) 1,400 1,286 Term Loan A(3) due 2026 265 255 Term Loan B(3) due 2028 515 511 Revolving Credit Facility due 2026(5) 100 — Senior Notes due 2029 520 520 Finance leases and Other loans 40 43 Net adjusted leverage ratio(7) 2.1x 1.7x Debt Maturity(8) $530M $78M $(21)M $587M Cash Beginning of Period Adjusted Free Cash Flow (1) Financing and Other Activity Cash End of Period • Adj. Free Cash Flow(1): $78M • Capex(6) as % of revenue: 2.8% • Net adjusted leverage ratio(7): 1.7x • $587M of cash(2) at end of Q3 2022 $6M $18M $18M $18M $217M $5M $484M $520M Term Loan A & B Senior Notes 2022 2023 2024 2025 2026 2027 2028 2029

10 FY 2022 Outlook (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue and Adjusted EBITDA/Margin. (2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow. (3) Normalized for the impact of payment of deferred payroll taxes primarily related to the CARES Act of $32M in 2021 and $27M in 2022, Adjusted Free Cash Flow as a percentage of Adjusted EBITDA for 2021 is approximately 25% and approximately 22% in 2022. Adjusted Free Cash Flow for 2022 also includes an outstanding US Federal tax refund expected to be received by December 31, 2022. (4) Refer to Appendix for definition of Non GAAP Outlook and Government Stimulus Revenue FY 2021 Actuals FY 2022 Outlook (4) Adj. Revenue(1) $4,070M $3,850M - $3,950M Adj. EBITDA(1) / Adj. EBITDA Margin(1) $448M / 11.0% 10.0% - 10.5% Adj. Free Cash Flow(2) as % of Adj. EBITDA(1) Approx. 18% (3) Approx. 15% (3) Other Modelling Considerations Government Stimulus Revenue (4) $227M $38M Interest Expense $55M $84M Restructuring $45M Approx. $40M CapEx $147M Approx. $140M (4)

11 Appendix

12 Government Revenue Trend 0.3% 1.0% (8.9)% (17.0)% (15.9)% Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Transportation Revenue Trend 2.9% 3.7% (12.0)% (3.2)% 1.1% Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Commercial Revenue Trend (2.0)% (2.8)% 0.0% (3.7)% 2.2% Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Segment Revenue Trend • Commercial: ◦ New business ramp, better client retention and interest rates increases support a constant currency growth trajectory over time • Government: ◦ The non-recurring payments run-off creates a large grow-over challenge in 2022. Excluding stimulus payments of $154M, revenue was up year to date • Transportation: ◦ This segment is positioned for continued constant currency revenue growth

13 Operational Highlights & Recognition A collaborative, team-oriented culture laser-focused on driving valuable outcomes for clients

14 Definitions New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the year related to new logo, new service line or expansion with existing customers. New Business Non-Recurring Revenue (NRR): metric measures the non-recurring revenue for any new business signing, includes: i. Signing value of any contract with term less than 12 months ii. Signing value of project based revenue, not expected to continue long term. New Business Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any new business signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12. Renewal TCV Signings: Estimated total future revenues from contracts signed during the year related to renewals. Renewal Signings Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any renewal signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. Net ARR Activity: Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe. Total New Business Pipeline (Cumulative Pipeline): TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. Implied New Business Average Contract Length: (New business TCV – New business NRR) / New business ARR = Implied New Business Average Contract Length.

15 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non- GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate. We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation settlements (recoveries), net. Litigation settlements (recoveries), net represents provisions for various matters subject to litigation. • Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments. • Abandonment of Cloud Computing Project. This includes charges in connection with the abandonment of a cloud computing project. The costs include writing off previously capitalized costs and remaining hosting fees that would have continued to be incurred without any economic benefit. • Divestitures. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures

16 Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Operating Margin, as applicable, for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • (Gain) loss on divestitures and transaction costs. • Litigation settlements (recoveries), net. • Other charges (credits). • Abandonment of Cloud Computing Project. • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Non-GAAP Financial Measures

17 Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • (Gain) loss on divestitures and transaction costs. • Litigation settlements (recoveries), net. • Abandonment of Cloud Computing Project. • Other charges (credits). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. Non-GAAP Financial Measures

18 Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities and for performance based components of employee compensation; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Revenue at Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing the outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA are reflected in the table within this presentation. In addition, for "Full Year 2021 Actuals" we are excluding the estimated impacts of $70 million of Revenue and $39 million of Adjusted EBITDA related to the divestiture of the Midas business. We are providing such outlook only on a non-GAAP basis because the Company is unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for Adjusted revenue only on a non-GAAP basis using foreign currency translation rates as of current period end due to the inability to, without unreasonable efforts, accurately predict foreign currency impact on revenues. Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, and such outlook is only available on a non-GAAP basis for the reasons described above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. Government Stimulus Revenue Revenue from payment volumes in our Government Services segment resulting from the Pandemic Supplemental Nutritional Assistance Program (PSNAP) and supplemental unemployment insurance. Non-GAAP Financial Measures

19 Non-GAAP Reconciliations (in millions) Q3 2022 Q2 2022 Q1 2022 FY 2021 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Revenue $ 977 $ 928 $ 967 $ 4,140 $ 1,048 $ 1,038 $ 1,026 $ 1,028 Adjustment: Divestitures(1) — — (7) (70) (16) (19) (17) (18) Adjusted Revenue 977 928 960 4,070 1,032 1,019 1,009 1,010 Foreign currency impact 14 11 5 (17) 3 (3) (10) (7) Revenue at Constant Currency $ 991 $ 939 $ 965 $ 4,053 $ 1,035 $ 1,016 $ 999 $ 1,003 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ 15 $ — $ 136 $ (28) $ (40) $ 11 $ 12 $ (11) Adjustments: Amortization of acquired intangible assets(2) 2 3 6 135 32 31 32 40 Restructuring and related costs 4 11 9 45 14 10 8 13 Loss on extinguishment of debt — — — 15 13 — 2 — (Gain) loss on divestitures and transaction costs 1 3 (163) 3 2 — (1) 2 Litigation settlements (recoveries), net — (3) (28) 3 1 — 1 1 Abandonment of Cloud Computing Project — — — 32 32 — — — Other charges (credits) — (1) 1 6 2 4 — — Total Non-GAAP Adjustments 7 13 (175) 239 96 45 42 56 Income tax adjustments(3) — (4) 64 (54) (25) (12) (8) (9) Adjusted Net Income $ 22 $ 9 $ 25 $ 157 $ 31 $ 44 $ 46 $ 36 Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax Rate, Adjusted Operating Income (Loss) and Adjusted EBITDA

20 CONTINUED (in millions) Q3 2022 Q2 2022 Q1 2022 FY 2021 Q4 2021 Q3 2021 Q2 2021 Q1 2021 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ 23 $ 5 $ 210 $ (25) $ (54) $ 19 $ 19 $ (9) Adjustment: Total Non-GAAP Adjustments 7 13 (175) 239 96 45 42 56 Adjusted PBT Before Adjustment for Divestitures 30 18 35 214 42 64 61 47 Divestitures(1) — — (2) (32) (5) (10) (8) (9) Adjusted PBT $ 30 $ 18 $ 33 $ 182 $ 37 $ 54 $ 53 $ 38 Income tax expense (benefit) $ 8 $ 5 $ 74 $ 3 $ (14) $ 8 $ 7 $ 2 Income tax adjustments(3) — 4 (64) 54 25 12 8 9 Adjusted Income Tax Expense (Benefit) 8 9 10 57 11 20 15 11 Adjusted Net Income (Loss) Before Adjustment for Divestitures 22 9 25 157 31 44 46 36 Divestitures(1) — — (2) (32) (5) (10) (8) (9) Adjusted Net Income (Loss) $ 22 $ 9 $ 23 $ 125 $ 26 $ 34 $ 38 $ 27 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ 23 $ 5 $ 210 $ (25) $ (54) $ 19 $ 19 $ (9) Adjustment: Total non-GAAP adjustments 7 13 (175) 239 96 45 42 56 Interest expense 22 18 19 55 17 12 13 13 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 52 36 54 269 59 76 74 60 Divestitures(1) — — (2) (32) (5) (10) (8) (9) Adjusted Operating Income (Loss) $ 52 $ 36 $ 52 $ 237 $ 54 $ 66 $ 66 $ 51

CONTINUED

(in millions)	Q3 2022	Q2 2022	Q1 2022	FY 2021	Q4 2021	Q3 2021	Q2 2021	Q1 2021
ADJUSTED EBITDA								
Net Income (Loss)	$ 15	$ —	$ 136	$ (28)	$ (40)	$ 11	$ 12	$ (11)
Income tax expense (benefit)	8	5	74	3	(14)	8	7	2
Depreciation and amortization	54	53	61	352	87	84	86	95
Contract inducement amortization	1	1	—	1	—	1	—	—
Interest expense	22	18	19	55	17	12	13	13
EBITDA Before Adjustment for Divestitures	100	77	290	383	50	116	118	99
Divestitures[(1)]	—	—	(2)	(32)	(5)	(10)	(8)	(9)
Divestitures depreciation and amortization[(1)]	—	—	—	(7)	(4)	(1)	(1)	(1)
EBITDA	100	77	288	344	41	105	109	89
Adjustments:								
Restructuring and related costs	4	11	9	45	14	10	8	13
Loss on extinguishment of debt	—	—	—	15	13	—	2	—
(Gain) loss on divestitures and transaction costs	1	3	(163)	3	2	—	(1)	2
Litigation settlements (recoveries), net	—	(3)	(28)	3	1	—	1	1
Abandonment of Cloud Computing Project	—	—	—	32	32	—	—	—
Other charges (credits)	—	(1)	1	6	2	4	—	—
Adjusted EBITDA	$ 105	$ 87	$ 107	$ 448	$ 105	$ 119	$ 119	$ 105

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed.*

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22 Non-GAAP Reconciliations (Amounts are in whole dollars, shares are in thousands and margins are in %) Q3 2022 Q2 2022 Q1 2022 FY 2021 Q4 2021 Q3 2021 Q2 2021 Q1 2021 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 215,775 215,629 215,503 212,719 213,410 212,633 212,450 212,250 Adjustments: Restricted stock and performance units / shares 3,668 3,489 2,994 7,152 7,212 7,184 7,715 6,952 Adjusted Weighted Average Common Shares Outstanding 219,443 219,118 218,497 219,871 220,622 219,817 220,165 219,202 Diluted EPS from Continuing Operations $ 0.06 $ (0.01) $ 0.61 $ (0.18) $ (0.20) $ 0.04 $ 0.04 $ (0.06) Adjustments: Total non-GAAP adjustments 0.03 0.06 (0.80) 1.10 0.44 0.20 0.20 0.25 Income tax adjustments(2) — (0.02) 0.29 (0.25) (0.11) (0.05) (0.04) (0.04) Adjusted Diluted EPS $ 0.09 $ 0.03 $ 0.10 $ 0.67 $ 0.13 $ 0.19 $ 0.20 $ 0.15 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 33.8% 99.6% 35.2% (9.7) % 26.6% 38.3% 38.2% (23.4) % Adjustments: Total non-GAAP adjustments (6.3) (52.9) (5.6) 36.3 (1.2) (7.9) (12.5) 46.8 Adjusted Effective Tax Rate(2) 27.5% 46.7% 29.6% 26.6% 25.4% 30.4% 25.7% 23.4 % Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin, and Adjusted EBITDA Margin

CONTINUED

CONDUENT

(Margins are in %)	Q3 2022	Q2 2022	Q1 2022	FY 2021	Q4 2021	Q3 2021	Q2 2021	Q1 2021
ADJUSTED OPERATING MARGIN								
Income (Loss) Before Income Taxes Margin	2.4 %	0.5 %	21.7 %	(0.6)%	(5.2)%	1.8 %	1.9 %	(0.9)%
Adjustments:								
Total non-GAAP adjustments	0.6	1.5	(18.1)	5.8	9.2	4.3	4.0	5.4
Interest expense	2.3	1.9	2.0	1.3	1.6	1.2	1.3	1.3
Margin for Adjusted Operating Income Before Adjustment for Divestitures	5.3	3.9	5.6	6.5	5.6	7.3	7.2	5.8
Divestitures[3]	—	—	(0.2)	(0.7)	(0.4)	(0.8)	(0.7)	(0.8)
Margin for Adjusted Operating Income	5.3 %	3.9 %	5.4 %	5.8 %	5.2 %	6.5 %	6.5 %	5.0 %
ADJUSTED EBITDA MARGIN								
EBITDA Margin Before Adjustment for Divestitures	10.2 %	8.3 %	30.0 %	9.3 %	4.8 %	11.2 %	11.5 %	9.6 %
Divestitures[3]	—	—	—	(0.8)	(0.8)	(0.9)	(0.7)	(0.8)
EBITDA Margin	10.2	8.3	30.0	8.5	4.0	10.3	10.8	8.8
Total non-GAAP adjustments	0.5	1.1	(18.7)	2.5	6.1	1.3	1.0	1.6
Divestitures[3]	—	—	—	0.8	0.8	0.9	0.7	0.8
Adjusted EBITDA Margin Before Adjustment for Divestitures	10.7	9.4	11.3	11.8	10.9	12.5	12.5	11.2
Divestitures[3]	—	—	(0.2)	(0.8)	(0.7)	(0.8)	(0.7)	(0.8)
Adjusted EBITDA Margin	10.7 %	9.4 %	11.1 %	11.0 %	10.2 %	11.7 %	11.8 %	10.4 %

1. *Average shares for the 2022 and 2021 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of approximately $2 million each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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Non-GAAP Reconciliation: Free Cash Flow and Adj. Free Cash Flow

CONDUENT

(in millions)	Q3 2022	Q2 2022	Q1 2022	FY 2021	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Operating Cash Flow	$ 98	$ (16)	$ 11	$ 243	$ 85	$ 55	$ 105	$ (2)
Cost of additions to land, buildings and equipment	(11)	(17)	(34)	(80)	(28)	(13)	(25)	(14)
Cost of additions to internal use software	(16)	(16)	(16)	(67)	(18)	(17)	(16)	(16)
Free Cash Flow	**71**	**(49)**	**(39)**	**96**	**39**	**25**	**64**	**(32)**
Transaction costs	3	2	1	2	—	—	1	1
Vendor financed lease payments	(2)	(2)	(3)	(9)	(2)	(2)	(3)	(2)
Portion of Texas litigation settlement (recoveries) recognized in Litigation settlements (recoveries), net	—	—	(24)	—	—	—	—	—
Tax payment related to divestitures and litigation recoveries	6	18	—	—	—	—	—	—
Adjusted Free Cash Flow	**$ 78**	**$ (31)**	**$ (65)**	**$ 89**	**$ 37**	**$ 23**	**$ 62**	**$ (33)**

The below footnotes correspond to the "Q3 2022 Cash Flow and Balance Sheet" slide

(1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow.

(2) Total Cash includes $10M and $5M of restricted cash as of September 30, 2022 and December 31, 2021, respectively.

(3) Revolving credit facility and Term Loan A interest rate: LIBOR + 225 bps; Term Loan B: LIBOR + 425 bps.

(4) Total Debt as of September 30, 2022 and December 31, 2021 includes Term Loan A, Term Loan B, Senior Notes and Revolving credit facility borrowings and excludes finance leases and other as well as deferred financing costs.

(5) $548M of available capacity under Revolving Credit Facility as of September 30, 2022. A $100M borrowing under the Revolver was fully repaid in February 2022.

(6) Capex refers to additions to Land, Buildings & Equipment and Internal Use Software.

(7) Net debt (Total Debt less unrestricted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures).

(8) Debt maturity amounts exclude finance leases, other loans and potential mandatory prepayments.

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